CSX 2008 Annual Meeting

On June 25, 2008, CSX shareholders will have the opportunity to decide whether CSX continues on its proven path of shareholder value creation led by the current Board and management team or is diverted by what we believe is the ill-defined, potentially detrimental agenda advocated by The Children's Investment Fund (TCI).

CSX Annual Meeting
June 25, 2008, 10:00 a.m. (CDT)
Gentilly Yard, 7801 Almonaster Blvd.
New Orleans, LA

Shareholders of record at the close of business on April 21, 2008 will be entitled to vote at the meeting.

CSX shareholders who have questions or who need assistance in voting their shares may contact the company’s proxy solicitor Innisfree M&A Incorporated, toll-free at 1-877-750-9497.

View the Proxy Statement >

View the 2007 Annual Report >

Important Information

On April 25, 2008, CSX Corporation ("CSX") filed with the Securities and Exchange Commission (the "SEC") a definitive Proxy Statement in connection with its 2008 Annual Meeting. CSX expects to begin mailing its definitive Proxy Statement to shareholders on April 30, 2008. Security holders are strongly advised to read CSX's definitive Proxy Statement because it contains important information. Security holders may obtain additional copies of CSX's definitive Proxy Statement and any other document filed by CSX with the SEC at the SEC's website at www.sec.gov. The definitive
Proxy Statement and these other documents may also be obtained for free by directing a request to CSX Corporation, Attn: Investor Relations, David
Baggs, 500 Water Street C110, Jacksonville, FL 32202. CSX, its directors, director nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX's security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX's definitive Proxy Statement.

Any internet addresses provided herein are for informational purposes and are not intended to be hyperlinks.

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Exhibit 99.1

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Important Information

On April 25, 2008, CSX Corporation ("CSX") filed with the Securities and Exchange Commission (the "SEC") a definitive Proxy Statement in connection with its 2008 Annual Meeting. CSX expects to begin mailing its definitive Proxy Statement to shareholders on April 30, 2008. Security holders are strongly advised to read CSX's definitive Proxy Statement because it contains important information. Security holders may obtain additional copies of CSX's definitive Proxy Statement and any other document filed by CSX with the SEC at the SEC's website at www.sec.gov. The definitive
Proxy Statement and these other documents may also be obtained for free by directing a request to CSX Corporation, Attn: Investor Relations, David
Baggs, 500 Water Street C110, Jacksonville, FL 32202. CSX, its directors, director nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX's security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX's definitive Proxy Statement.

Any internet addresses provided herein are for informational purposes and are not intended to be hyperlinks.

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Announcements

Media contact information:

Garrick Francis
CSX Corporate Communications
904-359-1708

Dan Katcher / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

April 15, 2008: CSX Reports 63% Increase in Earnings Per Share

March 17, 2008: CSX Provides Earnings Guidance; Announces Share Repurchase Program and Dividend Increase

January 22, 2008: CSX Reports Strong Double Digit Earnings Growth in Fourth Quarter

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Important Information

On April 25, 2008, CSX Corporation ("CSX") filed with the Securities and Exchange Commission (the "SEC") a definitive Proxy Statement in connection with its 2008 Annual Meeting. CSX expects to begin mailing its definitive Proxy Statement to shareholders on April 30, 2008. Security holders are strongly advised to read CSX's definitive Proxy Statement because it contains important information. Security holders may obtain additional copies of CSX's definitive Proxy Statement and any other document filed by CSX with the SEC at the SEC's website at www.sec.gov. The definitive
Proxy Statement and these other documents may also be obtained for free by directing a request to CSX Corporation, Attn: Investor Relations, David
Baggs, 500 Water Street C110, Jacksonville, FL 32202. CSX, its directors, director nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX's security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX's definitive Proxy Statement.

Any internet addresses provided herein are for informational purposes and are not intended to be hyperlinks.

Privacy                                Terms of Use                                          ©2008 CSX Corporation

4/25/2008 – Proxy Statement for 2008 Annual Meeting of Shareholders

4/17/2008 – Revised preliminary proxy statement

4/16/2008 – Q1 2008 Earnings Conference Call Slide Presentation and Conference Call Transcript; Communication to employees

4/16/2008 – Press release; CSX Reports 63% Increase in Earnings Per Share; and Quarterly Financial Report, First Quarter 2008

4/7/2008 – Communication to employees

4/4/2008 – Press release; CSX Comments on TCI Counterclaims

3/25/2008 – Press release; CSX Corporation To Hold First-Quarter Earnings Call

3/20/2008 – Communication to employees

3/17/2008 – Communication to employees; Opinion editorial published in the “Washington Times” on March 11, 2008

3/17/2008 – Press release; CSX Provides Earnings Guidance; Announces Share Repurchase Program and Dividend Increase; Press Release; CSX Brings
Action Against Hedge Funds TCI and 3G for Violating Federal Securities Laws; Complaint filed by CSX against TCI and 3G on March 17, 2008

3/6/2008 – Press release; CSX CEO Michael Ward Comments on Investment in the Rail Industry Before Congressional Subcommittee

2/22/2008 – Revised preliminary proxy statement

2/21/2008 – Preliminary proxy statement

2/14/2008 – Press release; CSX Board Responds to TCI

2/14/2008 – Communication to employees

1/23/2008 – Q4 2007 Earnings Conference Call – Transcript and Slide Presentation

1/22/2008 – Press Release; CSX Reports Strong Double Digit Earnings Growth in Fourth Quarter; and Quarterly financial Report, Fourth Quarter 2007

12/19/2007 – Press release; CSX Issues Statement Regarding Minority Board Slate; and Communication to employees

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Important Information

On April 25, 2008, CSX Corporation ("CSX") filed with the Securities and Exchange Commission (the "SEC") a definitive Proxy Statement in connection with its 2008 Annual Meeting. CSX expects to begin mailing its definitive Proxy Statement to shareholders on April 30, 2008. Security holders are strongly advised to read CSX's definitive Proxy Statement because it contains important information. Security holders may obtain additional copies of CSX's definitive Proxy Statement and any other document filed by CSX with the SEC at the SEC's website at www.sec.gov. The definitive
Proxy Statement and these other documents may also be obtained for free by directing a request to CSX Corporation, Attn: Investor Relations, David
Baggs, 500 Water Street C110, Jacksonville, FL 32202. CSX, its directors, director nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX's security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX's definitive Proxy Statement.

Any internet addresses provided herein are for informational purposes and are not intended to be hyperlinks.

CSX Corporation is committed to Internet privacy and information security. You can visit the CSX 2008 Annual Meeting Website (the
"Site") without telling us who you are or revealing any information about yourself. Our web servers collect the IP addresses, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed, etc.
We use this information to measure the use of our site and to improve the content of our site.

Visiting the Site does not require the installation of any "cookies" or other software that might collect information about the accessing person.

The Site may contain references to other sites, such as government organizations and affiliates. While we try to reference only to sites that share our high standards and respect for privacy, we are not responsible for other sites' content or privacy practices.

CSX Corp. has certified to the United States Department of Commerce that, for personal data transferred from the European Union to the
United States, it will apply the Safe Harbor Principles. The Safe Harbor Principles ensure that:

Notice is given about the purposes for which information is collected;

Choice is offered to individuals to decide whether personal information should be disclosed either to a third party or for a purpose other than that for which it was originally collected;

Onward transfer occurs only after CSX Corp. has determined that a third party receiving the information provides at least the same level of privacy protection as is required by the Safe Harbor Principles;

Security is provided to protect personal information from loss, misuse, unauthorized access, disclosure, alteration and destruction;

Data integrity is maintained by making certain that collected data is relevant for the purposes for which it is used, and that it is accurate, complete and current;

Access to their personal information is given to individuals so they may correct, amend, or delete information where it is inaccurate; and

Enforcement of the Safe Harbor Principles is carried out.

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Important Information

On April 25, 2008, CSX Corporation ("CSX") filed with the Securities and Exchange Commission (the "SEC") a definitive Proxy Statement in connection with its 2008 Annual Meeting. CSX expects to begin mailing its definitive Proxy Statement to shareholders on April 30, 2008. Security holders are strongly advised to read CSX's definitive Proxy Statement because it contains important information. Security holders may obtain additional copies of CSX's definitive Proxy Statement and any other document filed by CSX with the SEC at the SEC's website at www.sec.gov. The definitive
Proxy Statement and these other documents may also be obtained for free by directing a request to CSX Corporation, Attn: Investor Relations, David
Baggs, 500 Water Street C110, Jacksonville, FL 32202. CSX, its directors, director nominee and certain named executive officers and employees may be deemed to be participants in the solicitation of CSX's security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX's definitive Proxy Statement.

Any internet addresses provided herein are for informational purposes and are not intended to be hyperlinks.

Privacy                                Terms of Use                                          ©2008 CSX Corporation

Copyright Notice
This CSX 2008 Annual Meeting Website (the "Site") and all content, including images, graphics, look-and-feel and text, are the exclusive property of CSX, except as otherwise noted, and are protected by United States and international copyright laws. Any person may download, print and distribute a copy of any page for informational, noncommercial use and no other purpose. All copies must contain any copyright notices and this limited permission notice. No element of this Site may be used for any purpose without the express permission of CSX Corporation, including graphics, trademarks and other content. The materials on this Site may not be modified for any reason or included in any other work, including by linking, framing or otherwise, without express permission.

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rights of further use of any kind.

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